Exhibit 99.1

FOR IMMEDIATE RELEASE

NEWSTAR REPORTS THIRD QUARTER NET INCOME OF $5.0 MILLION, OR $0.10 PER DILUTED SHARE

Announces strategic relationship with Blackstone’s GSO Capital and Franklin Square Capital Partners; generates solid operating results driven by strong volume, margin expansion and lower credit costs

•	Strategic Initiatives – Announced a strategic relationship with Blackstone’s GSO Capital and Franklin Square Capital Partners to expand the Company’s lending and asset management platforms supported by a long-term investment of $300 million by funds managed by Franklin Square Capital Partners and sub-advised by GSO.

•	New Loan Volume – Originated new loan volume of $409 million, up $83 million or 25% from the prior quarter and $125 million from the same period last year.

•	Asset Growth – Increased total assets under management by $119 million from the prior quarter to more than $2.5 billion.

•	Credit Costs – Provision for credit losses decreased by $9.3 million, or 73%, from the prior quarter to $3.4 million as credit costs returned to levels more consistent with the current stage of the business cycle following elevated levels of specific charges taken in the prior quarter.

•	Asset Quality – Asset quality was stable as NPAs remained consistent with the prior quarter in both dollar and percentage terms.

•	Net Interest Margin – Margin widened to 3.24% for the third quarter from 3.04% in the prior quarter due primarily to the exclusion of Arlington Fund interest expense and other expenses related to debt repayment of the Arlington Fund that negatively impacted the margin in the second quarter and did not recur in the third quarter.

•	Funding – Completed $21.8 million of share repurchases year to date through the third quarter and redeemed at par all outstanding bonds issued through the term debt securitization completed in 2006.

Boston, November 5, 2014 – NewStar Financial, Inc. (NASDAQ: NEWS) (“NewStar” or the “Company”), a specialized commercial finance company, today reported a net income of $5.0 million, or $0.10 per diluted share for the third quarter of 2014. These results compare to a consolidated net loss of $1.9 million, or $0.04 per diluted share in the second quarter of 2014 and consolidated net income of $6.4 million, or $0.12 per diluted share in the third quarter of 2013. Operating income (loss) before income taxes was $8.5 million for the third quarter of 2014 compared to $(3.1) million for the second quarter of 2014 and $9.9 million in the third quarter of 2013.

In a separate press release issued today, NewStar also announced the formation of a strategic relationship with GSO Capital (“GSO”), the credit division of Blackstone (NYSE:BX), and Franklin Square Capital Partners (“Franklin Square”), the largest manager of business development companies, to help expand the Company’s lending and asset management platforms. The relationship includes a long-term strategic investment by funds managed by Franklin Square and sub-advised by GSO of $300 million in 8.25% subordinated notes due 2024 and warrants exercisable for 12 million shares of NewStar common stock at an exercise price of $12.62, which represents a premium to the 30-day volume weighted average price (“VWAP”) of NewStar common stock and equals the Company’s book value per share as of June 30, 2014. The transaction is expected to be accretive to the Company’s book value per share by an amount equal to the fair value of the warrants issued at closing divided by the then outstanding number of shares.

Tim Conway, NewStar’s Chairman and Chief Executive Officer commented on the Company’s quarterly results and its announcement of the strategic relationship with GSO and Franklin Square: “Third quarter loan volume was up strongly, continuing a favorable trend through what is typically the seasonally slow part of the year. The growth reflected a combination of market share gains and larger credit commitments provided to customers. Credit costs returned to levels more typical for this stage of the business cycle, as expected, and our financial results for the quarter were solid, led by net loan growth and margin improvement. While I am pleased with these results, I am also excited about the strategic relationship we announced today. I believe this will be a ‘game-changer’ for us. Both GSO Capital and Franklin Square are the absolute ‘best-in-class’ at what they do and we are thrilled to have the support and backing of Blackstone. With $300 million of long-term capital and a significant equity stake in NewStar, I believe that our goals and objectives are perfectly aligned with GSO’s. Our investment styles and credit culture are very compatible and we are already working together effectively to provide larger capital commitments to our clients and open up new channels of origination through the broader Blackstone platform. This is expected to be the start of an exciting new phase of the company’s development.”

Managed and Owned Loan Portfolios

•	Total new funded loan volume was approximately $409 million in the third quarter, up from $326 million in the prior quarter and $284 million in the third quarter of the prior year. Higher volumes reflected consistent demand for acquisition financing from financial sponsors combined with larger credit commitments and related hold positions in the Leveraged Finance business, as well as, continued strong contributions from the Company’s asset-based lending unit.

•	Trailing twelve month origination volume exceeded $1.3 billion.

•	Loans outstanding increased slightly from the prior quarter, but were up 13% from the third quarter of 2013, excluding loans in the Arlington Fund at September 30, 2013, reflecting solid new loan volume in 2014.

•	The Leveraged Finance loan portfolio was flat compared to the second quarter of 2014 at $1.8 billion, while asset-based loans in our Business Credit portfolio increased 14% to $226 million.

•	Assets managed for third party institutional investors, including the Arlington Program and its predecessor, increased to $386 million at September 30, 2014 from $288 million at June 30, 2014.

•	Asset-based lending originated approximately $32 million and the equipment finance business originated approximately $10 million in the third quarter of 2014, or 16% of new loan volume retained on the balance sheet.

•	The owned loan portfolio remained balanced across industry sectors and highly diversified by issuer. As of September 30, 2014, no outstanding borrowings by a single obligor represented more than 1.6% of total loans outstanding, and the ten largest obligors comprised approximately 10.3% of the loan portfolio.

Net Interest Income / Margin

•	Net interest income was consistent with the prior quarter at $19.6 million and up slightly from $19.5 million in the third quarter of 2013.

•	The portfolio yield was also consistent at 6.13% in the third quarter of 2014 compared to 6.14% in the prior quarter, and down from 6.33% in the third quarter of 2013, reflecting the impact of lower yields on new loan volume.

•	Net interest margin widened to 3.24% for the third quarter of 2014 compared to 3.04% for the second quarter of 2014 as interest expense decreased $2.2 million from the second quarter due to the elimination of ongoing interest expense at the Arlington Fund resulting from the deconsolidation of the fund at the end of the second quarter and other Arlington Fund debt repayment expenses in the second quarter which did not recur in the third quarter.

Non-Interest Income

•	Non-interest income was $3.3 million for the third quarter of 2014 up from $1.7 million for the second quarter of 2014, and down from $5.1 million for the third quarter of 2013. The change from the second quarter was due primarily to a $0.5 million increase in management fees resulting from the growth in assets under management and a $0.3 million increase in placement and structuring fees.

•	Other non-interest income in the third quarter of 2014 was centered in $0.5 million of unused fees on revolving credit commitments, $0.3 million of amendment and exit fees, and $0.2 million of other fees generated by Business Credit. It also included approximately $0.9 million of revenue related to OREO currently being managed by the Company, which was offset by related OREO costs included in general and administrative expenses.

Credit Performance

•	Total credit costs (including provision for credit losses and losses on OREO or interests retained in connection with workouts of impaired loans) in the third quarter of 2014 decreased by $9.3 million to $3.4 million from $12.7 million in the prior quarter primarily due to an elevated level of expense in the prior period centered in $9.2 million of specific provisions in connection with three impaired loans.

•	Total specific provision expense in the third quarter was approximately $1.8 million, down sharply from $13.9 million in the prior quarter.

•	The allowance for credit losses was $41.9 million, or 1.99% of consolidated loans and approximately 54% of NPLs, at September 30, 2014, compared to $39.1 million, or 1.87% of loans and approximately 50% of NPLs, at June 30, 2014.

•	Non-performing assets were consistent at $90.0 million at September 30, 2014 compared to $90.4 at the end of the prior period.

•	At September 30, 2014, loans with an aggregate outstanding balance of $77.1 million (net of charge-offs), or 3.67% of loans, were on non-accrual status compared to loans with an aggregate outstanding balance of $77.5 million (net of charge-offs), or 3.70% of consolidated loans at June 30, 2014.

•	Non-performing assets, net of charge-offs were $90.0 million, or 4.25% of loans as of September 30, 2014.

Expenses

•	Operating expenses declined 7% to $11.0 million in the third quarter of 2014 as compared to the second quarter of 2014 due primarily to lower general and administrative expenses and deconsolidation of expenses related to the Arlington Fund.

•	Excluding non-cash equity compensation[1], operating expenses were $10.4 million in the third quarter compared to $11.3 million in the second quarter of 2014, or 1.7% of average assets on an annualized basis for each period.

•	The efficiency ratio excluding non-cash equity compensation[2] in the third quarter of 2014 was 45.9% compared to 52.9% in the prior quarter, reflecting lower operating expenses, primarily due to lower general and administrative expenses and elimination of Arlington Fund expenses.

•	The Company had 98 full-time employees at September 30, 2014 and as of June 30, 2014.

Income Taxes

•	Deferred income taxes increased to $25.4 million as of September 30, 2014 compared to $24.2 million as of June 30, 2014 due primarily to the increase in our allowance for credit losses.

•	Approximately $18.4 million and $8.2 million of the deferred tax asset as of September 30, 2014 were related to our allowance for credit losses and equity compensation, respectively.

Funding and Capital

•	Total cash and equivalents as of September 30, 2014 were $243.4 million, of which $111.6 million was unrestricted. Unrestricted cash increased from approximately $53.3 million at June 30, 2014 due primarily to the timing of cash distributions from CLO trusts. Restricted cash decreased to approximately $131.8 million at September 30, 2014 from approximately $166.1 million as of June 30, 2014 due primarily to timing differences in settlement dates of CLO trusts and other non-recourse, secured financing arrangements.

•	Advances under credit facilities increased by approximately $135 million during the third quarter due primarily to increases in new loan origination volume and advances used to fund the redemption of the 2006 CLO.

•	Redeemed at par all outstanding bonds issued through the CLO completed in 2006.

•	Term debt decreased by approximately $107 million to $1.5 billion at September 30, 2014 due primarily to the redemption of CLO bonds and the repayment of CLO notes from principal collections on loans held in amortizing CLO trusts.

•	Total debt increased by approximately $28.4 million to $1,805.9 million at September 30, 2014, which led to an increase in balance sheet leverage to 3.0x from 2.9x at June 30, 2014. The increase was due primarily to higher advances under the credit facilities with Wells Fargo and DZ Bank, partially offset by the redemption of CLO bonds and run-off of loans held in amortizing CLO trusts.

Equity

•	During July 2014, the company completed the $20 million stock repurchase program which was authorized on May 5, 2014. The company purchased approximately 1.5 million shares of its common stock under this program in the aggregate at a weighted average price per share of $13.13.

•	On August 13, 2014, the Board of Directors authorized the repurchase of up to $10 million of the company’s common stock from time to time on the open market or in privately negotiated transactions. The timing and amount of any shares purchased will be determined by the company’s management based on its evaluation of market conditions

[1]	Operating expenses excluding non-cash equity compensation is a non-GAAP measure. See “Non-GAAP Financial Measures” at the end of this press release and page 13 for reconciliation of non-GAAP to GAAP measurements.
[2]

Efficiency ratio excluding non-cash equity compensation is a non-GAAP measure. See “Non-GAAP Financial Measures” at the end of this press release and page 13 for reconciliation of non-GAAP to GAAP measurements.

and other factors. The repurchase program, which will expire on August 15, 2015 unless extended by the Board of Directors, may be suspended or discontinued at any time without notice. As of September 30, 2014, the company had purchased another $1.8 million of its common stock under this program.

•	Book value per share was $12.73 at the end of the third quarter of 2014, up $0.11 from $12.62 at the end of the prior quarter primarily due to retained earnings and option exercise activity.

•	Average diluted shares outstanding were 50.8 million shares for the quarter, and total outstanding shares at September 30, 2014 were 47.8 million, down from 48.3 million at June 30, 2014.

Conference Call and Webcast

NewStar will host a webcast/conference call to discuss the results today at 10:00 am Eastern Time. All interested parties are invited to participate via telephone or webcast, which will be hosted through the Investor Relations section at www.newstarfin.com. Please visit the website to register for the webcast and test your connection prior to the call. You can also access the conference call by dialing 877-755-7419 approximately 5-10 minutes prior to the call. International callers should dial 973-200-3080. All callers should reference “NewStar Financial.”

For convenience, an archived replay of the call will be available through November 12, 2014 by dialing 855-859-2056. International callers should call 404-537-3406. For all replays, please use the passcode 23751969. The audio replay will also be available through the Investor Relations section at www.newstarfin.com.

About NewStar Financial

NewStar Financial Inc. (NASDAQ:NEWS) is a specialized commercial finance company focused on meeting the complex financing needs of companies and private investors in the middle market. The Company specializes in providing senior secured debt financing options to mid-sized companies to fund working capital, growth strategies, acquisition and recapitalization, as well as, equipment purchases. NewStar originates loans and leases directly through a team of experienced, senior bankers and marketing officers organized around key industry and market segments. The Company targets ‘hold’ positions of up to $50 million and selectively underwrites or arranges larger transactions for syndication to other lenders.

NewStar is headquartered in Boston MA and has regional offices in Darien CT, Atlanta GA, Chicago IL, Dallas TX, Los Angeles CA, New York, NY, Portland OR and San Francisco CA. For more detailed information, please visit our website at www.newstarfin.com.

For information contact:

Robert K. Brown	Brian J. Fischesser
500 Boylston St., Suite 1250	500 Boylston St., Suite 1250
Boston, MA 02116	Boston, MA 02116
P. 617.848.2558	P. 617.848.2512
F. 617.848.4390	F. 617.848.4398
rbrown@newstarfin.com	bfischesser@newstarfin.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future performance, including expectations regarding increases to book value per share, expected growth and an anticipated strategic relationship with GSO and Franklin Square. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, strategic plans, the market price for NewStar’s stock prevailing from time to time, the nature of other investment opportunities presented to NewStar from time to time, objectives, future performance, financing plans and business. As such, they are subject to material risks and uncertainties, including our limited operating history; the general state of the economy; our ability to compete effectively in a highly competitive industry; and the impact of federal, state and local laws and regulations that govern non-depository commercial lenders and businesses generally.

More detailed information about these risk factors can be found in NewStar’s filings with the Securities and Exchange Commission (the “SEC”), including Item 1A (“Risk Factors”) of our 2013 Annual Report on Form 10-K, as supplemented by the Risk Factors contained in our Quarterly Reports on Form 10-Q. NewStar is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. NewStar plans to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 with the SEC on or before November 10, 2014 and urges its shareholders to refer to that document for more complete information concerning NewStar’s financial results.

Non-GAAP Financial Measures

Net income excluding the Arlington Fund (“Managed VIEs”) is a non-GAAP performance measure that we use to assess our business without giving effect to the consolidation of the Arlington Fund in applicable periods. Although, we consolidated all of the assets and liabilities of the Arlington Fund in accordance with GAAP, our maximum exposure to loss was limited to our investments in membership interests in Arlington Fund as well as our loan receivable and any accrued management fees receivable by us from the Arlington Fund. Since these items that define our economic relationship with Arlington Fund were eliminated upon consolidation, management used net income excluding managed VIEs to assess its core economic performance. In addition, we managed the assets of the Arlington Fund solely for the benefit of its investors and lenders. If we were to liquidate, the assets of the Arlington Fund would not have been available to our general creditors, and as a result, we did not consider the assets of the Arlington Fund to be part our assets. Conversely, the investors in the debt of Arlington Fund had no recourse to our general assets. Therefore, the Arlington Fund’s debt was not considered the Company’s obligation.

Net interest margin excluding the Arlington Fund means net interest income excluding the net interest income from the Arlington Fund plus the interest income from the Company’s B Note with the Arlington Fund divided by average interest earning assets less the average interest earning assets of the Arlington fund plus the average balance of the Company’s B Note with the Arlington Fund. A calculation of net interest margin excluding the Arlington Fund is included on page 13 of this release.

References to “risk-adjusted revenue” mean the sum of net interest income after provision for credit losses as determined under GAAP and non-interest income as determined under GAAP. NewStar management uses “risk adjusted revenue” to make operational and investment decisions, and NewStar believes that it provides useful information to investors in their evaluation of our financial performance and condition. A calculation of risk-adjusted revenue is included on page 13 of this release.

References to “operating expenses, excluding non-cash equity compensation” mean operating expenses as determined under GAAP, excluding compensation expense related to restricted stock grants and option grants. GAAP requires that these items be included in operating expenses. NewStar management uses “operating expenses, excluding non-cash equity compensation” to make operational and investment decisions, and NewStar believes that they provide useful information to investors in their evaluation of our financial performance and condition. Excluding the financial results and expenses incurred in connection with the compensation expense related to restricted stock grants and option grants eliminates unique amounts that make it difficult to assess our core performance and compare our period-over-period results. A reconciliation of operating expenses, excluding non-cash equity compensation to operating expenses is included on page 13 of this release.

NewStar Financial, Inc.

Consolidated Balance Sheets

(unaudited)

($ in thousands)	September 30, 2014	June 30, 2014	December 31, 2013	September 30, 2013
Assets:
Cash and cash equivalents	$111,611	$53,321	$43,401	$87,972
Restricted cash	131,805	166,149	167,920	274,299
Investments in debt securities, available-for-sale	21,023	16,545	22,198	22,032
Loans held-for-sale, net	46,863	44,314	14,831	15,793
Loans and leases, net	2,045,338	2,034,940	2,095,250	1,828,193
Deferred financing costs, net	21,207	22,442	21,386	21,949
Interest receivable	5,236	6,764	7,415	9,952
Property and equipment, net	698	748	833	323
Deferred income taxes, net	25,427	24,624	30,238	30,658
Income tax receivable	5,216	9,398	2,007	8,102
Other assets	32,530	31,670	24,983	32,181

Subtotal	2,446,954	2,410,915	2,430,462	2,331,454
Assets of Consolidated Variable Interest Entity (VIE):
Restricted cash			1,950	2,009
Loans, net			171,427	129,218
Deferred financing costs, net			997	1,011
Interest receivable			1,079	898
Other assets			946	4,290

Total assets of Consolidated VIE			176,399	137,426

Total assets	$2,446,954	$2,410,915	$2,606,861	$2,468,880

Liabilities:
Credit facilities	$284,348	$149,025	$332,158	$162,280
Term debt	1,464,153	1,570,961	1,412,374	1,502,700
Repurchase agreements	57,371	57,515	67,954	27,476
Accrued interest payable	7,426	4,430	6,333	3,182
Accounts payable	615	380	588	1,486
Other liabilities	24,947	19,503	19,623	42,585

Subtotal	1,838,860	1,801,814	1,839,030	1,739,709
Liabilities of Consolidated VIE:
Credit facilities			120,344	93,048
Accrued interest payable - credit facilities			434	368
Subordinated debt - Fund membership interest			30,000	25,061
Accrued interest payable - Fund membership interest			843	766

Total liabilities of Consolidated VIE:			151,621	119,243

Total liabilities	1,838,860	1,801,814	1,990,651	1,858,952

NewStar Financial, Inc. stockholders’ equity	608,094	609,101	615,552	609,270
Retained earnings of Consolidated VIE			658	658

Total stockholders’ equity	608,094	609,101	616,210	609,928

Total liabilities and stockholders’ equity	$2,446,954	$2,410,915	$2,606,861	$2,468,880

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended
($ in thousands, except per share amounts)	September 30, 2014	June 30, 2014	December 31, 2013	September 30, 2013
Net interest income:
Interest income	$33,907	$33,536	$32,283	$30,370
Interest expense	14,304	13,868	12,173	11,703

Net interest income	19,603	19,668	20,110	18,667
Provision for credit losses	3,369	12,652	2,309	2,381

Net interest income after provision for credit losses	16,234	7,016	17,801	16,286

Non-interest income:
Fee income	740	462	1,079	1,050
Asset management income	488	30	511	592
Loss on derivatives	(10)	(13)	(12)	(45)
Gain (loss) on sale of loans	(23)	—	—	—
Other income	2,066	1,017	2,239	3,534

Total non-interest income	3,261	1,496	3,817	5,131
Operating expenses:
Compensation and benefits	7,721	7,803	7,652	7,405
General and administrative expenses	3,260	3,852	4,541	4,120

Total operating expenses	10,981	11,655	12,193	11,525

Operating income (loss) before income taxes	8,514	(3,143)	9,425	9,892
Results of Consolidated VIE
Interest income	—	2,615	2,430	1,991
Interest expense - credit facilities	—	1,987	853	692
Interest expense - Fund membership interest	—	697	571	433
Other income	—	221	17	18
Operating expenses	—	189	64	10

Net results from Consolidated VIE	—	(37)	959	874

Income (loss) before income taxes	8,514	(3,180)	10,384	10,766
Income tax expense (benefit)	3,494	(1,325)	4,024	4,329

Net income (loss)	$5,020	$(1,855)	$6,360	$6,437

Non-GAAP after tax adjustments to net income:
Net results of Consolidated VIE	—	22	(587)	(523)
Interest income from loan to Consolidated VIE (1)	—	209	199	135
Interest income from Fund membership interest (2)	—	194	58	43
VIE management fee (3)	—	145	147	115
Fund membership interest dividend	—	—	50	—

Net income (loss) excluding managed VIE	$5,020	$(1,285)	$6,227	$6,207

Net income (loss) per share:
Basic	$0.10	$(0.04)	$0.13	$0.13
Diluted	$0.10	$(0.04)	$0.12	$0.12

Net income (loss) excluding managed VIE per share:
Basic	$0.10	$(0.03)	$0.13	$0.13
Diluted	$0.10	$(0.03)	$0.12	$0.12

Weighted average shares outstanding:
Basic	47,899,685	48,881,893	48,673,204	48,613,236
Diluted	50,803,293	48,881,893	53,016,813	52,718,067

(1)	Interest income earned by NewStar from the B Note with Arlington Fund which is eliminated in consolidation of the VIE.
(2)	Interest income earned by NewStar from its membership interest in Arlington Fund which is characterized as debt for consolidation and eliminated in consolidation of the VIE.
(3)	Management fee earned by NewStar which is eliminated in consolidation of the VIE.

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Nine Months Ended September 30,
($ in thousands, except per share amounts)	2014	2013
Net interest income:
Interest income	$100,570	$95,401
Interest expense	40,673	30,798

Net interest income	59,897	64,603
Provision for credit losses	21,828	7,429

Net interest income after provision for credit losses	38,069	57,174

Non-interest income:
Fee income	1,972	2,591
Asset management income	543	1,971
Loss on derivatives	(27)	(131)
Gain (loss) on sale of loans	(189)	72
Other income	9,176	5,192

Total non-interest income	11,475	9,695
Operating expenses:
Compensation and benefits	23,283	25,020
General and administrative expenses	11,481	12,185

Total operating expenses	34,764	37,205

Operating income before income taxes	14,780	29,664
Results of Consolidated VIE
Interest income	5,268	2,891
Interest expense - credit facilities	2,865	1,026
Interest expense - Fund membership interest	1,292	782
Other income	229	34
Operating expenses	249	14

Net results from Consolidated VIE	1,091	1,103

Income before income taxes	15,871	30,767
Income tax expense	6,503	12,532

Net income	$9,368	$18,235

Non-GAAP after tax adjustments to net income:
Net results of Consolidated VIE	(642)	(658)
Interest income from loan to Consolidated VIE (1)	429	244
Interest income from Fund membership interest (2)	252	77
VIE management fee (3)	302	164

Net income excluding managed VIE	$9,709	$18,062

Net income per share:
Basic	$0.19	$0.38
Diluted	$0.18	$0.34

Net income excluding managed VIE per share:
Basic	$0.20	$0.38
Diluted	$0.19	$0.34

Weighted average shares outstanding:
Basic	48,500,868	47,983,468
Diluted	51,897,255	52,881,054

(1)	Interest income earned by NewStar from the B Note with Arlington Fund which was eliminated in consolidation of the VIE
(2)	Interest income earned by NewStar from its membership interest in Arlington Fund which was characterized as debt for consolidation and eliminated in consolidation of the VIE.
(3)	Management fee earned by NewStar which was eliminated in consolidation of the VIE.

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

	Three Months Ended
($ in thousands)	September 30, 2014	June 30, 2014	December 31, 2013	September 30, 2013
Performance Ratios:
Return on average assets	0.82%	(0.29)%	1.01%	1.10%
Return on average equity	3.28	(1.20)	4.12	4.24
Net interest margin, before provision	3.24	3.04	3.41	3.35
Efficiency ratio	48.03	55.57	49.13	46.73
Portfolio yield	6.13	6.14	6.37	6.33

Credit Quality Ratios:
Delinquent loan rate for loans 60 days or more past due (at period end)	1.07%	1.06%	0.22%	0.31%
Delinquent loan rate for accruing loans 60 days or more past due (at period end)	—	—	—	—
Non-accrual loan rate (at period end)	3.67	3.70	3.04	2.07
Non-performing asset rate (at period end)	4.25	4.29	3.60	2.69
Annualized net charge off rate (end of period loans)	0.11	2.52	0.15	0.18
Annualized net charge off rate (average period loans)	0.10	2.25	0.17	0.18
Allowance for credit losses ratio (at period end)	1.99	1.87	1.80	2.01

Capital and Leverage Ratios:
Equity to assets	24.85%	25.26%	23.64%	24.70%
Debt to equity	2.97x	2.92x	3.18x	2.97
Book value per share	$12.73	$12.62	$12.66	$12.53

Average Balances:
Loans and other debt products, gross	$2,193,343	$2,360,864	$2,160,762	$2,025,605
Interest earning assets	2,398,564	2,583,346	2,457,831	2,310,809
Total assets	2,433,159	2,542,411	2,491,492	2,327,339
Interest bearing liabilities	1,794,368	2,040,371	1,838,145	1,723,305
Equity	607,686	621,113	613,007	601,864

Allowance for credit loss activity:
Balance as of beginning of period	$39,099	$39,599	$40,445	$38,959
General provision for credit losses	1,586	(1,204)	464	(65)
Specific provision for credit losses	1,783	13,856	1,845	2,446
Net (charge offs) recoveries	(558)	(13,152)	(900)	(895)

Balance as of end of period	$41,910	$39,099	$41,854	$40,445

Supplemental Data (at period end):
Investments in debt securities, gross	$24,298	$19,298	$25,298	$25,298
Loans held-for-sale, gross	47,107	44,456	14,897	15,829
Loans held-for-investment, gross	2,103,858	2,090,862	2,325,144	2,014,049

Loans and investments in debt securities, gross	2,175,263	2,154,616	2,365,339	2,055,176
Unused lines of credit	303,643	297,622	326,231	293,740
Standby letters of credit	8,637	7,694	6,880	6,287

Total funding commitments	$2,487,543	$2,459,932	$2,698,450	$2,355,203

Loans held-for-sale, gross	$47,107	$44,456	$14,897	$15,829
Loans held-for-investment, gross	2,103,858	2,090,862	2,325,144	2,014,049

Total loans, gross	2,150,965	2,135,318	2,340,041	2,029,878
Deferred fees, net	(17,479)	(17,469)	(17,130)	(16,677)
Allowance for loan losses - general	(19,460)	(18,552)	(18,099)	(17,627)
Allowance for loan losses - specific	(21,825)	(20,043)	(23,304)	(22,370)

Total loans, net	$2,092,201	$2,079,254	$2,281,508	$1,973,204

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

	Nine Months Ended September 30,
($ in thousands)	2014	2013
Performance Ratios:
Return on average assets	0.50%	1.10%
Return on average equity	2.03	4.05
Net interest margin, before provision	3.24	4.02
Efficiency ratio	48.15	49.31
Portfolio yield	6.12	6.69

Credit Quality Ratios:
Annualized net charge off rate (end of period loans)	1.38	1.13
Annualized net charge off rate (average period loans)	1.27	1.17

Average Balances:
Loans and other debt products, gross	$2,311,986	$1,961,020
Interest earning assets	2,515,976	2,184,780
Total assets	2,518,916	2,208,192
Interest bearing liabilities	1,890,302	1,566,967
Equity	616,390	601,955

Allowance for credit loss activity:
Balance as of beginning of period	$41,854	$49,964
General provision for credit losses	2,092	(1,885)
Specific provision for credit losses	19,736	9,314
Net charge offs	(21,772)	(16,948)

Balance as of end of period	$41,910	$40,445

NewStar Financial, Inc.

Non-GAAP Selected Financial Data

(unaudited)

	Three Months Ended
($ in thousands)	September 30, 2014	June 30, 2014	December 31, 2013	September 30, 2013
Performance Ratios:
Net interest margin excluding the Arlington Fund, before provision	3.24%	3.30%	3.49%	3.41%
Efficiency ratio	45.54	52.92	46.15	43.77

Consolidated Statement of Operations Adjustments (1):
Net interest income	$19,603	$19,599	$21,116	$19,533
Plus:
Interest income from loan to Consolidated VIE	—	359	325	226
Consolidated VIE net interest loss	—	69	—	—
Less: Consolidated VIE net interest income	—	—	1,006	866

Adjusted net interest income	$19,603	$20,027	$20,435	$18,893

Operating expenses	$10,981	$11,844	$12,257	$11,535
Less: non-cash equity compensation expense (2)	569	563	743	731

Adjusted operating expenses	$10,412	$11,281	$11,514	$10,804

Consolidated Average Balances Adjustments
Interest earning assets	$2,398,564	$2,583,346	$2,457,831	$2,310,809
Plus: Average balance of loan to Consolidated VIE	—	19,433	15,889	11,122
Less: VIE average interest earning assets	—	167,746	153,965	122,423

Adjusted interest earning assets	$2,398,564	$2,435,033	$2,319,755	$2,199,508

	Three Months Ended
	September 30, 2014	June 30, 2014	December 31, 2013	September 30, 2013
Risk-adjusted revenue
Net interest income after provision for credit losses	$16,234	$6,947	$18,807	$17,152
Non-interest income	3,261	1,717	3,834	5,149

Risk-adjusted revenue	$19,495	$8,664	$22,641	$22,301

(1)	Adjustments are pre-tax.
(2)	Non-cash compensation charge related to restricted stock grants and option grants.

NewStar Financial, Inc.

Non-GAAP Selected Financial Data

(unaudited)

	Nine Months Ended September 30,
($ in thousands)	2014	2013
Performance Ratios:
Efficiency ratio	45.68	44.72

Consolidated Statement of Operations Adjustments (1):
Operating expenses	$35,013	$37,219
Less: non-cash equity compensation expense (2)	1,796	3,506

Adjusted operating expenses	$33,217	$33,713

	Nine Months Ended September 30,
	2014	2013
Risk-adjusted revenue
Net interest income after provision for credit losses	$39,180	$58,257
Non-interest income	11,704	9,729

Risk-adjusted revenue	$50,884	$67,986

(1)	Adjustments are pre-tax.
(2)	Non-cash compensation charge related to restricted stock grants and option grants.

NewStar Financial, Inc.

Portfolio Data

(unaudited)

($ in thousands)	September 30, 2014		June 30, 2014		December 31, 2013		September 30, 2013

Portfolio Data:
First mortgage	$109,283	5.0%	$109,781	5.1%	$123,029	5.2%	$110,212	5.4%
Senior secured asset-based	303,627	14.0	280,899	13.0	239,314	10.1	233,426	11.3
Senior secured cash flow	1,704,025	78.3	1,718,706	79.8	1,948,965	82.4	1,643,715	80.0
Other	58,328	2.7	45,230	2.1	54,031	2.3	67,823	3.3

Total	$2,175,263	100.0%	$2,154,616	100.0%	$2,365,339	100.0%	$2,055,176	100.0%

Leveraged Finance	$1,764,604	81.1%	$1,766,238	82.0%	$2,005,325	84.8%	$1,717,308	83.6%
Business Credit	225,650	10.4	197,776	9.2	182,633	7.7	190,585	9.2
Real Estate	109,283	5.0	109,781	5.1	123,029	5.2	110,211	5.4
Equipment Finance	75,726	3.5	80,821	3.7	54,352	2.3	37,072	1.8

Total	$2,175,263	100.0%	$2,154,616	100.0%	$2,365,339	100.0%	$2,055,176	100.0%

Managed loan portfolio
NewStar Financial, Inc. Loan portfolio	$2,175,263		$2,154,616		$2,192,694		$1,925,027
Loans owned by Arlington Program	337,326		239,435		—		—
Loans owned by Arlington Fund (1)	—		—		172,645		130,149
Loans owned by NewStar Credit Opportunities Fund	48,225		48,260		93,263		416,412

Total	$2,560,814		$2,442,311		$2,458,602		$2,471,588

(1)	Consolidated as a Variable Interest Entity for periods prior to June 26, 2014